QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24

POWER OF ATTORNEY

    Each of the undersigned directors and officers of Quixote Corporation, hereby severally, constitutes and appoints Philip E. Rollhaus, Jr., Leslie J. Jezuit, and Daniel P. Gorey, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to execute a registration statement on Form S-8 relating to the common stock of Quixote Corporation, and all amendments (including any post-effective amendments) to such registration statement, and to file with the same all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to perform each and every act necessary to be done as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title	Date

/s/ LESLIE J. JESUIT Leslie J. Jezuit	Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2001
/s/ DANIEL P. GOREY Daniel P. Gorey	Vice President, Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 15, 2001
/s/ PHILIP E. ROLLHAUS, JR. Philip E. Rollhaus, Jr.	Chairman and Director	February 15, 2001
/s/ JAMES H. DEVRIES James H. DeVries	Director	February 15, 2001
/s/ WILLIAM G. FOWLER William G. Fowler	Director	February 15, 2001
/s/ LAWRENCE C. MCQUADE Lawrence C. McQuade	Director	February 15, 2001
/s/ ROBERT D. VAN ROIJEN, JR. Robert D. van Roijen, Jr.	Director	February 15, 2001

QuickLinks

POWER OF ATTORNEY